Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-269230) on Form S-8 and Form F-3 (No. 333-269235) of our report dated March 21, 2023, with respect to the consolidated financial statements of Arbe Robotics Ltd.

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 22, 2023